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                                                                   Exhibit 23.1







                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this Registration Statement of First National Bancorp, Inc. on Form S-8 of our report dated January 21, 2000 on the consolidated balance sheets of First National Bancorp, Inc. as of December 31, 1999 and 1998 and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1999, included in the December 31, 1999 annual report on Form 10-K of First National Bancorp, Inc.



                                              /s/ Crowe, Chizek and Company LLP

Oak Brook, Illinois
July 21, 2000